SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2003

Crystal Decisions, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-31859	77-0537234

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

895 Emerson Street, Palo Alto, California 94301

(Address of principal executive offices) (Zip Code)

(650) 838-7410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Index to Exhibits
EXHIBIT 2.1
EXHIBIT 2.2

Item 5. Other Events.

     On August 27, 2003, Borg Merger Sub II, Inc., a Delaware corporation (“Merger Sub 2”) assigned all of its rights, interests and obligations under the Agreement and Plan of Merger, dated as of July 18, 2003 (the “Merger Agreement”), by and among Business Objects S.A., a société anonyme organized under the laws of the Republic of France (“Business Objects”), Borg Merger Sub I, Inc., a Delaware corporation (“Merger Sub 1”), Merger Sub 2, Borg Merger Sub III, Inc., a Delaware corporation (“Merger Sub 3”), Seagate Software (Cayman) Holdings, an exempted company incorporated in the Cayman Islands with limited liability (together with any successor by deregistration and domestication, “HoldCo”), and Crystal Decisions, Inc., a Delaware corporation (“Crystal Decisions”), to Business Objects Americas, Inc., a Delaware corporation (“BOA”), pursuant to an assignment, dated as of August 27, 2003, by and between Merger Sub 2 and BOA (the “Assignment”). A copy of the Assignment is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     On August 29, 2003, Business Objects, Merger Sub 1, BOA (as assignee of Merger Sub 2), Merger Sub 3, HoldCo and Crystal Decisions entered into the first amendment to the Merger Agreement (the “First Amendment”). A copy of the First Amendment is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

2.1	Assignment, dated as of August 27, 2003, by and between Borg Merger Sub II, Inc. and Business Objects Americas, Inc.

2.2	First Amendment to Agreement and Plan of Merger, dated as of August 29, 2003, by and among Business Objects, S.A., Borg Merger Sub I, Inc., Business Objects Americas, Inc. (as assignee of Borg Merger Sub II, Inc.), Borg Merger Sub III, Inc., Seagate Software (Cayman) Holdings Corporation and Crystal Decisions, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRYSTAL DECISIONS, INC. a Delaware corporation

September 5, 2003	By:	/s/ Eric Patel Eric Patel Chief Financial Officer

Index to Exhibits

Exhibit	Description

2.1	Assignment, dated as of August 27, 2003, by and between Borg Merger Sub II, Inc. and Business Objects Americas, Inc.

2.2	First Amendment to Agreement and Plan of Merger, dated as of August 29, 2003, by and among Business Objects, S.A., Borg Merger Sub I, Inc., Business Objects Americas, Inc. (as assignee of Borg Merger Sub II, Inc.), Borg Merger Sub III, Inc., Seagate Software (Cayman) Holdings Corporation and Crystal Decisions, Inc.